UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2015 (April 16, 2015)

SOUPMAN INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-53943	61-1638630
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

1110 South Avenue, Suite 100

Staten Island, New York 10314

(Address of principal executive offices, Zip code)

212 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2015, the Company’s board of directors terminated Robert Bertrand as the Company’s President and CFO.

On April 16, 2015, the Company’s board of directors appointed Thomas Scipione, age 49, as interim CEO and President of the Company. Mr. Scipione shall serve as interim CEO and President of the Company until the Company has identified and hired a qualified individual to replace him. Since 2011, Mr. Scipione has been the Managing Member of Fortified Management Group LLC (“Fortified”). Fortified is a business consulting company that provides services to small and medium size private and public companies. From 2006 to 2012, Mr. Scipione served as the Director of Capital Markets of Legend Securities Inc., a full service broker-dealer registered with FINRA that provides investment banking and trading services. Mr. Scipione currently holds the following licenses: Series 7, 24, 55, 63 and 79, and holds life and health insurance licenses in the states of New York and New Jersey.

We selected Mr. Scipione to serve as our interim CEO and President because of his experience in managing and consulting with small businesses as well as his extensive knowledge of the public markets.

On April 16, 2015, the Company’s board of directors appointed Pat Guadagno, age 56, currently a director of the Company, as interim CFO of the Company. Mr. Guadagno shall serve as interim CFO of the Company until the Company has identified and hired a qualified individual to replace him. Mr. Guadagno has been a director of the Company since January, 2015.

Mr. Guadagno is the Chairman of Packwood Financial, a management consulting firm formed by him to provide financial consulting services to companies and other clients, From January 2014 through December 2014 he was employed as a Vice President and registered representative at National Securities Corporation in New York, New York. From February 2010 through December 2013, he was employed as a Vice President and registered representative at Legend Securities, Inc. He began his career over thirty years ago at Kidder Peabody & Co. and holds a Series 7, 24, 64 and 65 license.

We selected Mr. Guadagno to serve as our interim CFO because of his extensive knowledge of the public markets and prior experience as the CFO of two publicly-traded companies.

There are no family relationships between either Mr. Scipione or Mr. Guadagno and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions involving Mr. Scipione or Mr. Guadagno that would require disclosure under Item 404(a) of Regulation S-K.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company does not undertake a duty to update any forward looking statements made in this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUPMAN, INC.

Date: April 21, 2015	By:	/s/ Thomas Scipione
	Name:	Thomas Scipione
	Title:	Chief Executive Officer & President

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